EX-.99(n)(ii)
POWER OF ATTORNEY

SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, this Registrant's Registration Statement has been signed on behalf of the Registrant, in the City of Rye, State of New York, on the 15th day of January, 2008.

THE GABELLI DIVIDEND & INCOME
TRUST

By:	/s/ Bruce N. Alpert
Bruce N. Alpert
President

Each person whose signature appears below hereby constitutes and appoints Bruce N. Alpert and James E. McKee and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form N-2 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorneys-in-fact and agents or any of them or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates set forth below.

Signature	Title	Date
______________ Mario J. Gabelli	Trustee
/s/ Anthony J. Colavita __________________ Anthony J. Colavita	Trustee	October 4, 2007
__________________ James P. Conn	Trustee
/s/ Mario d'Urso __________________ Mario d'Urso	Trustee	October 4, 2007
/s/ Frank J. Fahrenkopf, Jr. __________________ Frank J. Fahrenkopf, Jr.	Trustee	October 4, 2007
/s/ Michael J. Melarkey __________________ Michael J. Melarkey	Trustee	October 4, 2007
/s/ Salvatore M. Salibello __________________ Salvatore M. Salibello	Trustee	October 4, 2007
/s/ Edward T. Tokar __________________ Edward T. Tokar	Trustee	October 4, 2007
/s/ Anthonie C. van Ekris __________________ Anthonie C. van Ekris	Trustee	October 4, 2007
/s/ Salvatore J. Zizza __________________ Salvatore J. Zizza	Trustee	October 5, 2007